AMENDMENT TO
INDEPENDENT DIRECTOR’S CONTRACT

THIS AMENDMENT (this “Amendment”) to the Independent Director’s Contract (as defined hereinafter) is executed as of February 23, 2011 by and between Sutor Technology Group Limited, a Nevada corporation (the “Company”), and Gerard Pascale (the “Director”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Independent Director’s Contract referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Director are parties to that certain Independent Director’s Contract dated as of January 20, 2010 (the “Independent Director’s Contract”);

WHEREAS, the Company and the Director wish to amend the Independent Director’s Contract as set forth in this Amendment;

NOW, THEREFORE, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Independent Director’s Contract

a. Section 2 of the Independent Director’s Contract shall be replaced in its entirety with the following:

“The term of this Agreement shall commence as of the date hereof and shall continue until the Director’s removal, resignation, or second anniversary of the date hereof, whichever is earlier. The 24-month period ending on the second anniversary date of the Director’s appointment is referred to herein as the “Service Term.”

b. Section 3 of the Independent Director’s Contract shall be replaced in its entirety with the following:

“For all services to be rendered by Director in any capacity hereunder, the Company agrees to pay Director a fee of USD 55,000 in cash for each 12-month period during the Service Term, paid quarterly.  In addition, the Company agrees to grant the Director, on or around February 23, 2011, an option to purchase 5,000 shares of the Company’s common stock, par value $0.001 per share, with an exercise price of $2.71 per share, which stock option shall vest one year after grant and expire five years after grant and be subject to any other terms and conditions consistent with the Sutor Technology Group Limited 2009 Equity Incentive Plan.”

2.	Agreement Otherwise Unchanged

Except as herein provided, the Independent Director’s Contract shall remain unchanged and in full force and effect, and each reference to “the Agreement” and words of similar import in the Independent Director’s Contract, as amended hereby, shall be a reference to the Independent Director’s Contract as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

3.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.	Entire Agreement.

This Amendment along with the Independent Director’s Contract contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

5.	Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written.

SUTOR TECHNOLOGY GROUP LIMITED By: /s/ Lifang Chen Name: Lifang Chen Title: CEO

DIRECTOR Name: Gerard Pascale Signature: /s/Gerard Pascale